Exhibit 99.1
DNB Financial Corporation

For further information, please contact:
Gerald F. Sopp CFO/Executive Vice-President
484.359.3138	FOR IMMEDIATE RELEASE
gsopp@dnbfirst.com	(NasdaqCM:DNBF)

DNB Financial Corporation
Declares a $0.03 Cash Dividend

(February 23, 2011 -- Downingtown, PA) The Board of Directors of DNB Financial Corporation, parent of DNB First, National Association, the oldest National Bank in the greater Philadelphia region, celebrating its 150th anniversary, has declared a cash dividend of $0.03 per share for the first quarter of 2011, to shareholders of record on March 9, 2011.  The cash dividend will be paid on March 21, 2011.

DNB Financial Corporation is a bank holding company whose bank subsidiary, DNB First, National Association, is a community bank headquartered in Downingtown, Pennsylvania with 13 locations. Founded in 1860, DNB First is the oldest National Bank in the greater Philadelphia region. In addition to providing a broad array of consumer and business banking products, DNB offers brokerage and insurance services through DNB Financial Services, and trust services through DNB Advisors. DNB Financial Corporation’s shares are traded on Nasdaq’s Capital Market under the symbol: DNBF.  We invite our customers and shareholders to visit our website at http://www.dnbfirst.com.